PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                  1940 N.W. 67th Place, Suite A
                    Gainesville, Florida 32653

                     NOTICE OF ANNUAL MEETING
                   To Be Held December 15, 1999


To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, Wednesday, December 15, 1999, at 1:00 p.m. (EST), for the following purposes:

     1.   To elect five (5) Directors to serve until the next
          Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for fiscal
          1999;

     3. To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on November 1, 1999, will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

Perma-Fix Environmental Services, Inc.'s Annual Report for 1998 is enclosed for your convenience.

                              By Order of the Board of Directors



                              Richard T. Kelecy
                              Secretary

Gainesville, Florida
November 10, 1999

Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

              PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                  1940 N.W. 67th Place, Suite A
                    Gainesville, Florida 32653

                         PROXY STATEMENT
                             FOR THE
               1999 ANNUAL MEETING OF STOCKHOLDERS


Solicitation

This Proxy Statement is furnished to the holders of the Common
Stock (the "Common Stock") of Perma-Fix Environmental Services,
Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 1999 Annual Meeting of Stockholders to be held at the Company's offices, 1940 N. W. 67th Place, Gainesville, Florida 32653, on Wednesday, December 15, 1999, at 1:00 p.m. (EST), and any adjournments thereof (the "Meeting"). The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies, if necessary. In addition to solicitation by use of the mail, certain of the Company's officers and employees may without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock, and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person.

Mailing of Proxy Statement and Proxy Card

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about November 10, 1999.

Record Date and Voting Securities

Only the holders of Common Stock of record at the close of business on November 1, 1999 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 20,486,219 shares (excluding 988,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR", "AGAINST", "ABSTAINS" or "WITHHOLDS" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specified that he is "WITHHOLDING" or "ABSTAINING" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

                PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote. Vacancies for an unexpired term and any additional positions created by Board of Directors' action are filled by the existing Board of Directors.

The Company's Bylaws provide that the number of the Company's directors (the "Directors") shall be at least three (3), and that the number of Directors may be increased or decreased by action of the Board.
The Board of Directors currently has determined that the number of Directors shall be five (5).

At the Meeting, five (5) Directors are to be elected to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Dr. Centofanti and Messrs. Gorlin, Zwecker, Colin and Sullivan are presently serving as Directors and have been nominated for reelection to the Board of Directors. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the five (5) nominees named below unless authority is withheld. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received one hundred twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at the Company's address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Thomas P. Sullivan ("Mr. Sullivan") was appointed to the Board of Directors in June 1999 pursuant to the terms of certain Stock Purchase Agreements (as defined and described in "Certain Relationships and Related Transactions") to fill a newly created Board seat which was created in connection with the Stock Purchase Agreements. Pursuant to the Stock Purchase Agreements, the Company acquired Chemical Florida, Chemical Georgia and Chem-Met (as such terms are defined in "Certain Relationships and Related Transactions"). Under the terms of the Stock Purchase Agreements, the Sullivan Trusts (as defined in "Certain Relationships and Related Transactions"), who were the Sellers under the Stock Purchase Agreements, are entitled to have one (1) nominee to the Company's Board of Directors as long as the Sullivan Trusts own of record, in the aggregate, not less than 1,500,000 shares of the Common Stock that the Sullivan Trusts acquired under the Stock Purchase Agreements. The Company agreed to recommend that its shareholders elect the one nominee selected by the Sullivan Trusts if such nominee is satisfactory to the Board of Directors of the Company. At the closing of the Stock Purchase Agreements, the Sullivan Trusts selected Mr. Sullivan as their nominee to the Company's Board of Directors, and, as a result, Mr. Sullivan was elected by the Board as a director to fill the newly created directorship and to serve until the Company's next annual meeting of stockholders. As of the Record Date, the Sullivan Trusts, in which the trustees and primary beneficiaries are Mr. Sullivan and his wife, are the beneficial owners of 1,500,000 shares of Common
Stock, which shares were acquired under the Stock Purchase Agreements. See"Certain Beneficial Owners." Mr. Sullivan has been selected by the Sullivan Trusts as their nominee for the 1999 election of Directors.

Nominees

The following sets forth information concerning the five (5) nominees for election as our Directors:

                               Principal Occupation and
   Director/Nominee               Other Information
   ________________           _________________________
Dr. Louis F. Centofanti,      Lou Centofanti has served as Chair-
Chairman of the Board         man of the Board of the Company
and Director since 1991,      since he joined the Company in
Age: 56                       February 1991.  Dr. Centofanti also
                              served as President and Chief
                              Executive Officer of the Company
                              from February 1991 until September
                              1995, and again in March 1996, was
                              elected to serve as President and
                              Chief Executive Officer of the
                              Company and continues as Chairman of
                              the Board.  From 1985 until joining
                              the Company, Dr. Centofanti served
                              as Senior Vice President of USPCI,
                              Inc. ("USPCI"), a large hazardous
                              waste management company, where he
                              was responsible for managing the
                              treatment, reclamation and technical
                              groups within USPCI.  In 1981, he
                              founded PPM, Inc., a hazardous waste
                              management company specializing in
                              the treatment of PCB contaminated
                              oils.  From 1978 to 1981, Dr.
                              Centofanti served as Regional
                              Administrator of the Department of
                              Energy for the southeastern region
                              of the United States.  Dr.
                              Centofanti has a Ph.D. and a M.S. in
                              Chemistry from the University of
                              Michigan, and a B.S. in Chemistry
                              from Youngstown State University.

Mark A. Zwecker,              Mark Zwecker has served as a
Director since                Director of the Company since its
1991,                         inception in January 19991.  Mr.
Age: 48                       Zwecker is currently President of
                              ACI Technology, LLC, a position he
                              has held since 1997. Previously, Mr.
                              Zwecker was Vice President of
                              Finance and Administration for
                              American Combustion, Inc., a
                              position he held from 1986 until
                              1998. In 1983, Mr. Zwecker
                              participated as a founder with
                              Dr. Centofanti in the start up of
                              PPM, Inc. He remained with PPM, Inc.
                              until its acquisition in 1985 by
                              USPCI. Mr. Zwecker has a B.S. in
                              Industrial and Systems Engineering
                              from the Georgia Institute of
                              Technology and an M.B.A. from
                              Harvard University.

Steve Gorlin,                 Steve Gorlin has served as a Director
Director since                of the Company since its inception in
1991,                         January 1991.  Mr. Gorlin is presently
Age: 62                       Chairman and CEO of Global Medical
                              Productions, Inc. and Chairman of
                              SurgiVision, Inc.  Over the past 25 years
                              he has founded several biotechnology and
                              pharmaceutical companies, including
                              Hycor Biomedical, Inc., Theregenics
                              Corporation, CytRx Corporation, Medicis
                              Corporation and Entremed, Inc., which
                              are public companies, and SeaLite
                              Sciences, Inc., which is a private
                              company. He is a member of the Board of
                              Directors of Advanced Aerodynamic &
                              Structures, Inc., a publicly traded
                              manufacturing firm. Mr. Gorlin also
                              established the Touch Foundation, a
                              non-profit organization for the blind,
                              and is a member of the Business Advisory
                              Council of Johns Hopkins Medicine.

Jon Colin,                    Jon Colin has served s a Director of
Director since                the Company since December 1996.  He
1996,                         is a financial consultant for a
Age: 43                       variety of technology-based
                              companies.  From 1990 to 1996, Mr.
                              Colin served as President and Chief
                              Executive Officer for Environmental
                              Services of America, Inc., a
                              publicly traded environmental
                              services company.  Mr. Colin has a
                              B.S. degree in Accounting from the
                              University of Maryland.


                               3

Thomas P. Sullivan            Thomas Sullivan has served as a
Director since                Director of the Company since June 1,
June, 1999                    1999, the date of his election
Age: 66                       by the Board of Directors to fill a
                              newly created directorship pursuant
                              to the terms of the Stock Purchase
                              Agreements wherein the Company
                              purchased all of the outstanding
                              stock of Chemical Florida, Chemical
                              Georgia and Chem-Met.  From 1976,
                              when Mr. Sullivan purchased Chem-
                              Met, until June 1, 1999, he served
                              as Director and President of Chem-
                              Met.  Mr. Sullivan founded and
                              served as Director and President of
                              Chemical Florida from its inception
                              in 1983 until June 1, 1999.  From
                              1988, when Mr. Sullivan purchased
                              Chemical Georgia, until June 1,
                              1999, he served as Director and
                              President of Chemical Georgia.  From
                              1957 to 1973, Mr. Sullivan held
                              various positions with Crown
                              Zellerbach Corporation and since
                              1982 has served as a director of
                              Charter National Bank, located in
                              Detroit, Michigan.  Mr. Sullivan has
                              a degree from John Carroll
                              University, located in Cleveland,
                              Ohio.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Company's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) NOMINEES AS THE COMPANY'S DIRECTORS.

Committees and Meetings of the Board of Directors

During 1998, the Board of Directors held five (5) meetings. No Director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 1998. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

The Audit Committee reviews proposals of the Company's independent auditors regarding annual audits, recommends the engagement or discharge of auditors, reviews recommendations of such auditors concerning accounting principles, internal controls and accounting procedures and practices, reviews the scope of the annual audit, approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors, and reviews and discusses the audited financial statements with the
auditors.   During 1999, the Board of Directors adopted an "Audit
Committee Charter" which established the operating guidelines for the Audit Committee. The members of the Audit Committee during 1998 were Mark Zwecker and Jon Colin. The Audit Committee held one
(1) meeting in 1998.

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all the Company's officers and reviews general policy matters relating to compensation and benefits of the Company's employees. The members of the Compensation and Stock Option Committee during 1998 were Mark Zwecker and Steve Gorlin. The Compensation and Stock Option Committee held two (2) meetings in 1998. In conjunction with the Company's acquisition in June, 1999 of Chemical Florida, Chemical Georgia and Chem-Met, Thomas P. Sullivan, a principal of such companies was elected to a newly-created directorship on the Board of Directors of the Company and was thereafter assigned to the Compensation and Stock Option Committee effective June 1, 1999. At such time, Mr. Zwecker ceased to be a member of this committee.

The Nominating Committee recommends to the Board of Directors the nominees for election as the Company's Directors. Members of the Nominating Committee are Steve Gorlin and Mark Zwecker. The
Nominating Committee held one (1) meeting in 1998.

Compensation of Directors

In 1998, the Company paid its outside director's fees based on monthly payments of $1,000 for each month of service, resulting in the three outside directors earning annual director's fees in the aggregate amount of $36,000 during 1998. Subject to the election of each director, either sixty-five percent (65%) or one hundred percent (100%) of each director's fee is payable, in shares of our Common Stock based on seventy-five percent (75%) of the fair market value of the Common Stock determined on the business day immediately preceding the date that the fee is due. The balance of each director fee, if any, is payable in cash.
The aggregate amount of accrued director's fees paid for services rendered during 1998 to the three outside directors (Messrs. Colin, Gorlin and Zwecker) were as follows: $24,000 was paid by the issuance of 22,834 shares of Common Stock and approximately $12,000 was paid in cash. Reimbursement of expenses for attending meetings of the Board are paid in cash. The outside directors do not receive additional compensation for committee participation or special assignments except for reimbursement of expenses. The Company does not compensate the directors who also serve as officers or employees of the Company or its subsidiaries for their service as directors.

In September 1996, the Company issued a warrant ("Gorlin Warrant") to Steve Gorlin, a Director, for services rendered, other than those rendered as a Director. The Gorlin Warrant allowed the holder to purchase 200,000 shares of Common Stock of the Company for $1.75 per share from January 1, 1997, until September 15, 1999. The
Gorlin Warrant expired in September 1999 without being exercised.

The Company believes that it is important for the Directors to have a personal interest in the Company's success and growth and for their interests to be aligned with those of the Company's stockholders. Therefore, under the Company's 1992 Outside Directors Stock Option and Incentive Plan ("Outside Directors Plan"), each outside director is granted an option to purchase up to 15,000 shares of Common Stock on the date such director is initially elected to the Board of Directors and receives on an annual basis an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. Each option granted under the Outside Directors Plan is exercisable from six months after the date the option is granted until ten (10) years from the date the option is granted. As of December 31, 1998, options to purchase 175,000 shares of Common
Stock had been granted under the Outside Directors Plan.

The Outside Directors Plan also provides that each eligible director shall receive, at such eligible director's option, either sixty-five percent (65%) or one hundred percent (100%) of the fee payable to such director for services rendered as a member of the Board in Common Stock. In either case, the number of shares of Common Stock issuable to the eligible director shall be determined by valuing the Common Stock at seventy-five percent (75%) of its fair market value as defined by the Outside Directors Plan. As of the date of this proxy statement, the Company has issued 98,616 shares of the Company's Common Stock in payment of director fees, covering the period January 1, 1995 through December 31, 1998. The number of shares of Common Stock which may be issued in the aggregate under the Outside Directors Plan, either under options or stock awards, is 500,000 shares, subject to adjustment.

Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" and "EXECUTIVE COMPENSATION -- Summary Compensation Table."

Compensation Committee Interlocks and Insider Participation

During 1998, the Compensation and Stock Option Committee for the
Company's Board of Directors was composed of Mark Zwecker and Steve Gorlin. Mr. Zwecker was neither an officer nor an employee during the year 1998, however, Mr. Zwecker did serve as the Company's
Secretary from June 1995 until June 30, 1996. Mr. Gorlin was neither an officer nor an employee during 1998. Upon his election to the Board of Directors in conjunction with the Company's acquisition of Chemical Florida, Chemical Georgia and Chem-Met, Thomas Sullivan was appointed to the Compensation and Stock Option Committee effective
June 1, 1999, at which time he was neither an officer nor an employee of the Company.

Certain Relationships

There are no family relationships between any of the Company's existing Directors, executive officers, or persons nominated or chosen to become a Director or executive officer. Dr. Centofanti is the only Director who is the Company's employee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require the Company's executive officers and directors and beneficial owners of more than ten percent (10%) of any equity security of the Company registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of the Company's equity securities with the Securities and Exchange Commission, and to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company and information provided to the Company, the Company believes that during 1998 none of the executive officers and directors of the Company failed to timely file reports under Section 16(a).

RBB Bank Aktiengesellschaft ("RBB Bank"), which may have become a beneficial owner (as that term is defined under Rule 13d-3 as promulgated under the Exchange Act) of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, as a result of its acquisition of 1,100 shares of Series 1 Preferred (as defined in "Certain Relationships and Related Transactions") that were convertible into a maximum of 1,282,798 shares of Common Stock of the Company commencing 45 days after issuance of the Series 1 Preferred, failed to file a Form 3 to report such transaction, if required. RBB Bank has advised the Company that it acquired such Preferred Stock on behalf of numerous clients and no one client is the beneficial owner of more than 250 shares of such Preferred Stock, and thus, RBB Bank believes it is not required to file reports under Section 16(a).

If RBB Bank became a beneficial owner of more than ten percent
(10%) of the Company's Common Stock on February 9, 1996, the date of RBB Bank's initial Preferred Stock Agreement, and thereby required to file reports under Section 16(a) of the Exchange Act, then RBB Bank also failed to file (i) a Form 4 for a transaction which occurred in January 1998; (ii) a Form 4 for a transaction which occurred in June 1998; (iii) a Form 4 for a transaction which occurred in July
1998; and (iv) a Form 5 which, if required to be filed by RBB Bank, would have been required to be filed on or prior to February 14, 1999, as a result of RBB Bank's failure to file the above described
Form 4's for the three transactions listed previously and not reported on Form 4. See "Certain Relationships and Related Transactions".

Executive Compensation

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid to the Company's Chairman and Chief Executive Officer, the Vice President of Nuclear Services, Chief Financial Officer and Vice President of
Industrial Services.


                                        Annual Compensation
                                      __________________________
                                                          Other
                                                          Annual
                                                          Compen-
 Name and Principal                   Salary    Bonus     sation
      Position                Year     ($)       ($)       ($)
_______________________      ______  ________  _______  _________
Dr. Louis F. Centofanti(1)    1998   $112,250  $  -     $     -
Chairman of the Board,        1997     75,431     -        6,667(2)
President and                 1996     65,000     -       66,666(3)
Chief Executive Officer

Bernhardt C. Warren(4)        1998     87,341   223,800   56,950
Vice President of             1997     87,341    88,629      -
Nuclear Services              1996     36,476    20,330      -

Richard T. Kelecy(5)          1998    102,553    15,000      -
Chief Financial Officer       1997     91,250      -         -
                              1996     82,750     8,000      -

Roger Randall(6)              1998    101,268    12,710      -
Vice President of             1997     80,000      -         -
Industrial Services           1996     80,000    21,254      -


                                           Long Term
                                          Compensation
                                     ______________________
                                                 Securities
                                     Restricted  Underlying       All
                                       Stock      Options/       Other
                                      Award(s)      SARs      Compensation
                                       ($)          (#)           ($)
                                     _________   _________    _____________
                                    $   -           -          $    -
                                        -        300,000            -
                                        -           -               -

                                        -         25,000            -
                                        -         30,000            -
                                        -           -               -

                                        -         30,000            -
                                        -         40,000            -
                                        -         60,000            -

                                        -         30,000         9,039(6)
                                        -         40,000         9,042
                                        -         60,000         9,042

(1) Dr. Centofanti currently receives compensation pursuant to an employment agreement dated October 1, 1997, which provides, among other things, for an annual salary of $110,000 subject to annual inflation factor increases and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options"). Pursuant to the terms of the agreement, Dr. Centofanti's annual salary was increased to $112,250 effective October 1, 1998, and was increased to $130,000 effective July 1, 1999. See "Employment Contracts, Termination of Employment and Change in Control Arrangements." Dr. Centofanti was also provided with a monthly automobile allowance of $750 effective
July 1, 1999. The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share.
The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement. Dr. Centofanti also served as President and Chief Executive Officer of the Company during 1994 and until September 1995, when Robert W. Foster was elected as President and
Chief Executive Officer of the Company.  At such time, Dr.
Centofanti continued to serve as Chairman of the Board of the Company. Upon Mr. Foster's resignation, Dr. Centofanti resumed the positions of President and Chief Executive Officer effective
March 15, 1996, and continued as Chairman of the Board.

                                7

(2) The Company entered into one Stock Purchase Agreement ("1997 Centofanti Agreement") with Dr. Centofanti on or about June 30, 1997, pursuant to which the Company agreed to sell, and Dr. Centofanti agreed to buy, 24,381 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors. The closing bid price as quoted by the NASDAQ for the Common Stock on the date Dr. Centofanti notified the Company of his desire to purchase the shares was $2.1875, leading to a purchase price of $1.6406 and an aggregate purchase price of $40,000 for the 24,381 shares of Common Stock. The 1997 Centofanti Agreement was amended in October to reduce the number of shares purchased thereunder to 12,190 for an aggregate purchase price of $20,000, upon consideration of certain recent accounting pronouncements related to stock based compensation. The difference between the price paid by Dr. Centofanti for such stock and the fair market
value thereof was approximately $6,667.   The sale of shares
pursuant to the 1997 Centofanti Agreement and its subsequent amendment were authorized by the Board of Directors.

(3) The Company entered into two Stock Purchase Agreements with Dr. Centofanti during 1996 whereby the Company sold, and Dr. Centofanti purchased, 133,333 shares and 76,190 shares, in March 1996, and in June 1996, respectively, of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors of the Company. The closing bid price as quoted on the NASDAQ for the Company's Common Stock on the dates that Dr. Centofanti notified the Company of his desire to purchase the shares was $1.00 per share for the March sale and $1.75 per share for the June sale. As a result, the difference between the price paid by Dr. Centofanti for such stock and the fair market value thereof was approximately $33,333 for each transaction. The sales of shares pursuant to the Stock Purchase Agreements were authorized by the Board of Directors.

(4) Mr. Warren was General Manager of Perma-Fix of Florida, Inc. from July 16, 1996, until December 8, 1997. During this time,
Mr. Warren received compensation pursuant to an employment agreement, which provided for annual compensation to Mr. Warren of $87,000 beginning July 16, 1996, and expiring in July 1999. Mr. Warren also received additional compensation pursuant to the employment agreement paid on a variable rate in proportion to certain revenue goals. Effective December 8, 1997, Mr. Warren also became the Vice President of Nuclear Services for the Company. Mr. Warren currently receives compensation pursuant to an employment agreement dated April 7, 1998, which provides for annual compensation of $87,000 plus additional compensation in the form of Company Common Stock and cash payments for bonus based upon certain performance goals. Upon execution of the agreement, Mr. Warren received a bonus of approximately $168,000 which was paid in the form of 94,697 shares of Common Stock, as determined by dividing the bonus amount by the average of the closing bid price of the Common Stock on the NASDAQ Small Cap for the five trading days prior to the date of execution of this agreement. Mr. Warren also received a bonus of approximately $57,000 in December 1998, which was intended to pay for taxes on the stock bonus. Under the terms of his employment agreement, Mr. Warren is also to receive a bonus of approximately $168,000 which is to be paid in monthly installments over the two years of the agreement, with
approximately $112,000 paid in 1998.   Stock Options were granted
to Mr. Warren on April 8, 1997 and October 14, 1998, pursuant to the 1993 Non-qualified Stock Option Plan.

(5) Mr. Kelecy, the Chief Financial Officer, received annual compensation of $102,000 during 1998. Effective July 1, 1999, Mr. Kelecy's annual salary was increased to $120,000, and he was provided with a monthly automobile allowance in the amount of $750. Mr. Kelecy may also receive at the discretion of the Board additional compensation in the form of bonus. Stock Options were granted to Mr. Kelecy on January 11, 1995, May 24, 1996, April 8, 1997 and October 14, 1998, pursuant to the 1993 Non-qualified Stock Option Plan.

(6) Mr. Randall was General Manager of Perma-Fix of Dayton, Inc. from its acquisition in 1994 until December 8, 1997. Effective December 8, 1997, Mr. Randall became the Vice President of Industrial Services for the Company. Mr. Randall received annual compensation of $94,000 during 1998. Effective December 1998,
Mr. Randall has received a monthly car allowance in the amount of $750 in lieu of a company car which had previously been provided to him under the terms of his employment. Effective July 1, 1999, Mr. Randall's annual salary was increased to $115,000. Mr. Randall may also receive additional compensation paid on a variable rate in proportion to certain performance goals. Stock Options were

                                8

granted to Mr. Randall on January 11, 1995, May 24, 1996, April 8, 1997 and October 14, 1998, pursuant to the 1993 Non-Qualified Stock Option Plan.

Option Grants in 1998

The following table sets forth certain information relating to individual grants of stock options made to each of the named executive officers in the above Summary Compensation Table during the last fiscal year and the potential realizable value of each grant of options, assuming that the market price of the underlying
Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.


                                               Individual Grants
                          _____________________________________________________

                             Number of        % of
                             Shares of    Total Options
                            Common Stock   Granted to     Exercise
                             Underlying     Employees      Price     Expiration
            Name           Options Granted   in 1998     ($/sh)(1)      Date
           ______          ______________  ____________  __________  __________
Bernhardt C. Warren(3)         25,000          7.7%        $1.25      10/14/08

Richard T. Kelecy(4)           30,000          9.2          1.25      10/14/08

Roger Randall(5)               30,000          9.2          1.25      10/14/08



                                                  Potential Realizable
                                                    Value at Assumed
                                                        Annual
                                                  Rates of Stock Price
                                                     Appreciation
                                                   for Option Term(2)
                                                  ____________________
                                                  5%($)         10%($)
                                                  _____        _______
                                                 $19,656       $49,809

                                                  23,588        59,771

                                                  23,588        59,771

____________________

(1) All options were granted at or above market price (the closing price of the Common Stock on the NASDAQ Small CapMarket on the date of grant).

(2) The potential realizable value of each grant of options assumes that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown above each column. The actual value that an executive may realize, if any, will depend on the amount by which the market price of the Company's Common Stock at the time of exercise exceeds the exercise price of the option. As of December 31, 1998, the closing price of a share of the Company's Common Stock as quoted on NASDAQ was $1.50. There is no assurance that any executive will receive the amounts estimated in this table.

(3) The Company has adopted a 1993 Non-Qualified Stock Option Plan (the "1993 Plan"). Mr. Warren was granted options to purchase 25,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(4) Mr. Kelecy was granted options to purchase 30,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993
Plan provides that the options granted vest at the end of years one through five in 20% increments.

(5) Mr. Randall was granted options to purchase 30,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993
Plan provides that the options granted vest at the end of years one through five in 20% increments.

Options/SAR Grants in Last Fiscal Year

During 1998, there were 85,000 stock options granted to Bernhardt
Warren, Richard Kelecy and Roger Randall on October 14, 1998, under the 1993 Non-Qualified Stock Option Plan.

Aggregated Option Exercises in 1998 and Fiscal Year-End Option
Values

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:


                                                     Number of
                                                    Unexercised
                           Shares                    Options at
                          Acquired                 Fiscal Year-End(#)
                             on       Value       ___________________
                          Exercise   Realized     Exer-       Unexer-
       Name                (#)(1)     ($)(1)      cisable     cisable
      _____              _________   _______     ________    _______
Dr. Louis F. Centofanti       -          -        145,763     204,000
Bernhardt C. Warren           -          -          6,000      49,000
Richard Kelecy                -          -         56,000     104,000
Roger Randall                 -          -         40,000     100,000


                                        Value of Unexercised
                                        in-the-Money Options
                                        at Fiscal Year End($)(2)
                                        _______________________
                                        Exer-        Unexer-
                                        cisable      cisable
                                        ________     __________
                                        $     -      $       -
                                          8,250         64,250
                                         35,000        117,500
                                         35,000        117,500

_____________

(1)  No options were exercised during 1998.

(2) Represents the difference between $1.50 (the closing bid price of the Company's Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on December 31, 1998), and the option exercise price. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise.

401(k) Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan which is intended to comply under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Employee Retirement Security Act of 1974 (the "401(k) Plan"). All the full-time employees of the Company and its subsidiaries who have attained the age of twenty-one (21) are eligible to participate in the 401(k) Plan. Partici-pating employees may make annual pre-tax contributions to their accounts up to fifteen percent (15%) of their compensation, up to a maximum amount a s limited by law. The Company, at its discretion, makes matching contribu-tions based on full-time employees' elective contributions. The Company contributions vest twenty percent (20%) after two (2) years, forty percent (40%) after three (3) years, sixty percent (60%) after four (4) years, eighty percent (80%) after five (5) years, and are one hundred percent (100%) vested thereafter. As of December 31, 1998, the Company has elected not to provide any matching contributions. Distributions generally are payable in lump sums upon termination, retirement, death or disability. However, effective January 1, 1999, the Company has agreed to match 25% of the employees' contributions, not to exceed 3% of compensation.

Employee Stock Purchase Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") which is intended to comply under Section 423 of the Code. All full-time employees of the Company and its subsidiaries who have completed at least six
(6) months of continuous service, other than those that are deemed, for the purpose of Section 423(b)(3) of the Code, to own stock possessing five percent (5%) more the total combined voting power or value of all classes of stock of the Company, are eligible to participate in the 1996 Plan. Participating employees
("Participants") may authorize for payroll periods beginning on or after January 1, 1997, payroll deductions from compensation for the purpose of funding the Participant's stock purchase account ("Stock Purchase Account"). This deduction shall be not less than one percent (1%) nor more than five percent (5%) of the Participant's gross amount of compensation. The purchase price per share of the Common Stock to be sold to Participants pursuant to the 1996 Plan is the sum of (a) eighty-five percent (85%) of the fair market value of each share on the Offering Date on which such Offering commences or on the Exercise Date (as defined in the 1996 Plan) on which such Offering expires, whichever is the lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which shares of Common Stock are purchased. The "Offering Date" means the first day of each January and July during which the 1996
Plan is in effect, commencing with January 1, 1997. There is no holding period regarding Common Stock purchased under the 1996
Plan, however, in order for a participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant's sale of Common Stock purchased under the 1996 Plan, such Stock must not be sold for at least one (1) year after acquisition under the 1996 Plan, except in the case of death. Any Participant may voluntarily withdraw from the 1996 Plan by filing a notice of withdrawal with the Board of Directors prior to the fifteenth (15th) day of the last month in a Purchase Period (as defined in the 1996 Plan). Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account.
If a Participant ceases to be an eligible employee, the entire amount standing to the Participant's credit in the Participant's
Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant. The total deductions made by Participants pursuant to the offering period of the 1996 Plan, January 1, 1998, through July 31, 1998, was $16,849 which was used to purchase 10,732 shares of the Company's Common Stock in August
1998. The total deductions made by Participants pursuant to the offering period of the 1996 Plan, July 1, 1998, through December 31, 1998, was $22,334 which was used to purchase 17,517 shares of the Company's Common Stock in January 1999.

Employment Contracts, Termination of Employment and Change in
Control Arrangements

During October 1997, Dr. Centofanti entered into a three (3) year Employment Agreement ("Employment Agreement") with the Company which provided for, among other things, an annual salary of $110,000
(subject to annual inflation factor increases and adjustment by the Board of Directors) and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options"). Pursuant to the terms of the Employment Agreement, Dr. Centofanti's annual salary was increased to $112,250 effective October 1, 1998, and was increased to $130,000 effective July 1, 1999. Dr. Centofanti was also provided with a monthly automobile allowance of $750 effective July 1, 1999.
The Board of Directors increased Dr. Centofanti's salary in 1999 through application of an inflation factor, as specified in the Employment Agreement, and to a greater extent, in response to the review by the Compensation Committee (as defined below under "Report of the Compensation and Stock Option Committee") of executive officer salary levels at similarly sized and situated companies within the Company's industry. The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year
100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common
Stock at a price of $3.00 per share.  The Non-Qualified Stock
Options expire ten years after the date of the Employment
Agreement.

During April 1998, Mr. Warren entered into a two (2) year employment agreement which provided for, among other things, an annual salary of $87,000 plus additional compensation in the form of Common Stock and cash payments for bonus. Upon execution of the agreement, Mr. Warren received a bonus of approximately $168,000 which was paid in the form of 94,697 shares of Common Stock, as determined by dividing the bonus amount by the average of the closing bid price of the Common Stock on the NASDAQ Small Cap for the five trading days prior to the date of execution of the employment agreement. Under the terms of his employment agreement, Mr. Warren is also to receive a bonus of approximately $168,000 which is to be paid in monthly installments over the two years of the agreement, with approximately $112,000 paid in 1998.

The Company's 1991 Performance Equity Plan and the 1993 Non-Qualified Stock Option Plan (collectively, the "Plans") provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement. As a result, all outstanding stock options and awards granted under the Plans to the Companh's executive officers shall immediately become exercisable upon such a change in control of the Company.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to the Company's executive officers, including the executive officers named in the Summary Compensation Table. The Company's compensation program for its executive officers, including the Chief Executive Officer, is generally not formalized but is designed to provide levels of compensation required to assist us in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer's compensation at a level which is similar to such officer's peers in the industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company's performance. Instead, the Compensation Committee has a philosophy which recognizes individual initiative and achievement in arriving at an officer's compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

(a)  Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which could be attained for equal positions elsewhere, but consistent with the Company's size. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. The Compensation Committee and the Board of Directors approved Employment Agreements with Dr. Centofanti and Mr. Warren, believing that a multi-year Employment Agreement with both individuals was in the Company's best interest due to their importance to the Company. During 1996, and until October 1997, Dr. Centofanti's annual salary was $65,000. During October, 1997,
Dr. Centofanti entered into a three (3) year Employment Agreement ("Employment Agreement") with the Company which provided for, among other things, an annual salary of $110,000 (subject to annual inflation factor increases and adjustment by the Board of Directors) and the issuance of Non-Qualified Stock Options to Dr. Centofanti. Pursuant to the terms of the Agreement, Dr.
Centofanti's annual salary was increased to $112,250 effective
October 1, 1998, and was increased to $130,000 effective July 1,
1999.  The Board of Directors increased Dr. Centofanti's salary in
1999 through application of an inflation factor, as specified in the Employment Agreement, and to a greater extent, in response to the Compensation Committee's review of executive officer salary levels at similarly sized and situated companies within the Company's industry. Dr. Centofanti was also provided with a monthly automobile allowance of $750 effective July 1, 1999. The Non-
Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock in the form of (i) an option to purchase 100,000 shares of Common Stock after one year at a price of $2.25 per share, (ii) an option to purchase
100,000 shares of Common Stock after two years at a price of $2.50 per share, and (iii) an option to purchase 100,000 shares of Common
Stock after three years at a price of $3.00 per share.  The Non-
Qualified Stock Options expire ten years after the date of the Employment Agreement. Mr. Kelecy's and Mr. Randall's salaries were increased effective July 1, 1999 in response to the Compensation
Committee's review of executive officer salary levels at similarly sized and situated companies within the Company's industry. Effective January 1, 1998, Mr. Warren entered into a two (2) year employment agreement with the Company which provided for, among other things, an annual salary of $87,000 and the issuance of approximately $168,000 worth of the Company's Common Stock in payment for accrued bonus/commissions and $168,000 in cash to be paid in 24 installments for accrued bonus/ commissions. See "--Employment Contracts, Termination of Employment and Changes in Control Agreements."

(b)  Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid on an annual basis to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The amount of cash bonus is determined by the Compensation Committee.

(c)  Stock Options

The Company's 1991 Performance Equity Plan and 1993 Non-Qualified
Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding
ability.   Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers' attention on managing the Company from the perspective of owners with an equity stake in the Company. It further motivates executive officers to maximize long-term growth and profitability because value is created in the options only as the Common Stock price increases after the option is granted. In October of 1997, Dr. Centofanti entered into an Employment Agreement with the Company, pursuant to which he was issued certain Non-Qualified Stock Options.

                           Compensation and Stock Option Committee
                           Steve Gorlin and Thomas P. Sullivan

Common Stock Price Performance Graph

The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholders' returns on the Common Stock during the years 1994 through 1998, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095-Waste Management Index ("Industry
Index") assuming the investment of $100 on December 31, 1993.

                             FISCAL YEAR ENDING

                   1993    1994    1995     1996     1997     1998
                   ____   _____   _____    _____    _____    _____
Company            100    64.10    24.36    32.05    48.08    30.77
Industry Index     100    90.34   113.28   140.51   143.61   124.71
Broad Market       100   104.99   136.10   169.23   207.00   291.96

Assumes $100 invested at year-end 1993 in the Company, the Industry Index and the Broad Market. The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities. Beneficial ownership by the Company's stockholders has been determined in accordance

                                13

with the rules promulgated under Section 13(d) of the Securities
Exchange Act of 1934, as amended. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days from the Record Date.


                                             Amount and     Percent
        Name of                  Title       Nature of        of
    Beneficial Owner            of Class     Ownership      Class(1)
    ________________            ________    ____________   _________
Thomas P. Sullivan and          Common      1,525,000(3)      7.44%
the Ann L. Sullivan
Living Trust(2)

RBB Bank Aktiengesellschaft(3)  Common      9,757,732(6)     41.54%
____________________

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 20,486,219 shares of Common Stock issued and outstanding on October 27, 1999 (excluding 988,000 Treasury Shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within
(60) days.

(2) These shares include (i) 10,000 shares held of record by Mr. Sullivan, (ii) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable, and (iii) 1,500,000 shares held by the Ann L. Sullivan Living Trust, dated September 6, 1998 ("ALS Trust"), a trust established for the benefit of Ann L. Sullivan. Ann L. Sullivan is the wife of Mr. Sullivan and is the trustee and primary beneficiary of the ALS Trust. The business address for Mr. Sullivan and the ALS Trust, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) Includes 6,751,482 shares that RBB Bank owns and 3,006,250 shares that RBB Bank has the right to acquire within 60 days from the date of this proxy statement under certain warrants that are exercisable. The warrants are exercisable at exercise prices ranging from $1.875 to $3.50 per share of Common Stock. As of October 27, 1999, the closing price per share of Common Stock was $1.50. RBB Bank has advised the Company that it is holding these shares on behalf of numerous clients. As a result, RBB Bank may share voting and investment power over such shares. In addition, RBB Bank owns three (3) series of the Company's outstanding preferred stock consisting of 1,769 shares of Series 14 Class N Convertible Preferred Stock ("Series 14 Preferred"), 616 shares of Series 15 Class O Convertible Preferred Stock ("Series 15 Preferred") and 1,802 shares of Series 16 Class P Convertible Preferred Stock ("Series 16 Preferred") (collectively, the
RBB Preferred") that RBB Bank acquired from the Company. The RBB Preferred are not convertible until on or after April 20, 2000, and have no voting rights except as required by law. If the conversion of the currently outstanding RBB Preferred occurs between April 20, 2000 and April 20, 2001, then the (i) Series 14 Preferred, which during this period has a set conversion price of $1.50 per share of Common Stock, is convertible into 1,179,333 shares of Common Stock , (ii) Series 15 Preferred, which during this period has a minimum conversion price of $1.50 per share of Common Stock, is convertible into 410,667 shares of Common Stock, assuming the conversion is at $1.50 per share of Common Stock and (iii) Series 16 Preferred, which during this period has a minimum conversion price of $1.50 per share of Common Stock, is convertible into 1,201,333 shares of Common Stock, assuming the conversion is at $1.50 per share of Common Stock. If
RBB Bank were to acquire an aggregate of 2,791,333 shares of Common
Stock upon conversion of the outstanding shares of the RBB
Preferred based on a conversion price of $1.50 per share of Common
Stock and were to exercise all of the outstanding warrants to acquire Common Stock which are held by RBB Bank, RBB Bank would own
47.74% of the outstanding Common Stock assuming that the Company does not issue any other shares of Common Stock or acquire any of the RBB Preferred or the Common Stock and RBB Bank does not sell or otherwise dispose of any shares of Common Stock. Does not include

                                14

the shares of Common Stock which may be issuable for payment of dividends on the RBB Preferred. See "Potential Change in Control" and "Certain Relationships and Related Transactions." RBB Bank's address is Burgring 16, 8010 Graz, Austria.

Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of October 15, 1999, by each Director and Named Executive Officers of the Company listed in the Summary Compensation table and all Directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within sixty (60) days. All voting securities are owned both of record and beneficially unless otherwise indicated.

                                Number of Shares
         Name of                of Common Stock       Percentage of
     Beneficial Owner          Beneficially Owned     Common Stock(1)
     ________________          __________________     _____________
Dr. Louis F. Centofanti(2)(3)      1,020,697(3)           4.92%

Steve Gorlin(2)(4)                   452,607(4)           2.21%

Mark A. Zwecker(2)(5)                215,209(5)           1.05%

Jon Colin(2)(6)                       38,582(6)            *

Thomas P. Sullivan(2)(7)           1,525,000(2)(7)        7.44%

Richard T. Kelecy(2)(8)               60,140(8)            *

Timothy Kimball(2)(9)                 42,947(9)            *

Roger Randall(2)(10)                  40,000(10)           *

Bernhardt Warren(2)(11)              106,765(11)           *

Directors and Executive            3,501,947             16.68%
Officers as a Group
(9 persons)

*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th
Place, Gainesville, Florida 32653.

(3) These shares include (i) 468,434 shares held of record by Dr. Centofanti; (ii) 61,048 shares receivable upon exercise of warrants to purchase Common Stock; (iii) options to purchase 45,763 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable;
(iv) 200,000 shares granted pursuant to Dr. Centofanti's Employment Agreement, which are immediately exercisable; and (v) 304,000 shares held by the wife of Dr. Centofanti and 2,500 shares held by the son of Dr. Centofanti's wife. This amount does not include options to purchase 4,000 shares granted pursuant to the above referenced plans or the options to purchase 100,000 shares granted pursuant to Dr. Centofanti's Employment Agreement with the Company, which are not exercisable within sixty (60) days. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife and his wife's son, for which Dr. Centofanti shares voting and investment power.

                                15

(4) Mr. Gorlin has sole voting and investment power over these shares which include: (i) 412,607 shares held of record by Mr. Gorlin; and (ii) Options to purchase 40,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable. See "Certain Relationships and Related Transactions."

(5) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 171,327 shares of Common Stock held of record by Mr. Zwecker; (ii) 14,882 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan; (iii) 4,000 options to purchase Common Stock pursuant to the 1993 Non-Qualified Stock Option Plan, which are immediately exercisable; and (iv) options to purchase 25,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable. Does not include options to purchase 1,000 shares of Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan which are not exercisable within sixty
(60) days.

(6) Mr. Colin has sole voting and investment power over these shares which include: (i) 13,582 shares held of record by Mr. Colin, and (ii) options to purchase 25,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable.

(7) See footnote (2) of the table under "Security Ownership of Certain Beneficial Owners."

(8) Mr. Kelecy has sole voting and investment power over 4,140 shares of Common Stock held of record by Mr. Kelecy and 56,000 options to purchase Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan. Does not include options to purchase 104,000 shares of Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan which are not exercisable within sixty
(60) days.

(9) Mr. Kimball has sole voting and investment power over these shares which include: (i) 4,064 shares held of record by Mr. Kimball, (ii) 14,883 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan, and (iii) 24,000 options to purchase Common Stock pursuant to the 1993 Non-Qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 61,000 shares of Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan which are not exercisable within sixty (60) days.

(10) Mr. Randall has sole voting and investment power over these shares which include: (i) 40,000 options to purchase Common Stock pursuant to the 1993 Non-Qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 100,000 shares of Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan which are not exercisable within sixty
(60) days.

(11) Mr. Warren has sole voting and investment power over these shares which include 100,765 shares held by record by Mr. Warren and 6,000 options to purchase Common Stock granted pursuant to the
1993 Non-Qualified Stock Option Plan.   Does not include options to
purchase 49,000 shares of Common Stock granted pursuant to the 1993 Non-Qualified Stock Option Plan which are not exercisable within sixty (60) days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Louis F. Centofanti:

During 1994, the Company made a private offering to accredited investors (the "Private Placement") of units ("Units"), each Unit consisting of 10,000 shares of Common Stock and 20,000 Class B Warrants to Purchase Common Stock (the "Class B Warrants"). The Class B Warrants are for a term of five (5) years from June 17, 1994. Each Class B Warrant entitled the holder thereof to purchase one (1) share of Common Stock for $5.00. The Class B Warrants were subject to certain antidilution provisions, which have resulted in an adjustment of such purchase price from $5.00 to $3.28. Under certain conditions, the Class B Warrants were redeemable by the Company at a redemption price of $0.05 per Class B Warrant, provided that the market price of the Common Stock shall exceed an average price of $8.00 per share. In connection with the Private Placement, Dr. Louis F. Centofanti, Chairman of the Board and Chief Executive Officer of the Company, purchased two Units from the

Company, which consisted of 20,000 shares of Common Stock and Class B Warrants to purchase up to 40,000 shares of Common Stock. The
Class B Warrants expired during June 1999 without being exercised, including the Class B Warrants held by Dr. Centofanti. The purchase price paid by Dr. Centofanti for the two Units was $60,000.

Chemical Conservation Corporation, Chemical Conservation of
Georgia, Inc. and Chem-Met Services, Inc.
Thomas P. Sullivan, Ann L. Sullivan, and the Sullivan Trust:

On May 27, 1999, (i) the Company, Chemical Conservation Corporation; a Florida corporation ("Chemical Florida"); Chemical Conservation of Georgia, Inc., a Georgia corporation ("Chemical Georgia"); The Thomas P. Sullivan Living Trust, dated September 6, 1978 ("TPS Trust"); The Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"); Thomas P. Sullivan, an individual ("Mr. Sullivan"); and Ann L. Sullivan, an individual ("ALS"), entered into a Stock Purchase Agreement ("Chem-Con Stock Purchase Agreement"), wherein the Company purchased all of the outstanding capital stock of Chemical Florida and Chemical Georgia from the ALS Trust pursuant to the terms of the Chem-Con Stock Purchase Agreement, and (ii) the Company, Chem-Met Services, Inc., a Michigan corporation ("Chem-Met"), the TPS Trust, the ALS Trust, Mr. Sullivan and ALS entered into a Stock Purchase Agreement ("Chem-Met Stock Purchase Agreement"), whereby the Company purchased all of the outstanding capital stock of Chem-Met from the TPS Trust pursuant to the terms of the Chem-Met Stock Purchase Agreement. The Chem-Con Stock Purchase Agreement and the Chem-Met Stock Purchase Agreement are collectively referred to as the "Stock Purchase Agreements." The TPS Trust and the ALS Trust are collectively referred to as the "Sullivan Trusts." Mr. Sullivan and ALS are husband and wife.

Under the terms of the Stock Purchase Agreements, the purchase price paid by the Company in connection with the acquisition of Chemical Florida, Chemical Georgia and Chem-Met was $8,700,000, consisting of (i) $1,000,000 in cash paid at closing, (ii) three promissory notes ("Promissory Notes"), in the aggregate amount of $4,700,000, to be paid in equal monthly installments of principal and interest of approximately $90,276.96 over five years and having an interest rate of 5.5% for the first three years and 7% for the remaining two years, with payment of such Promissory Notes being guaranteed by Chem-Met under a non-recourse guaranty, which non-recourse guaranty is secured by certain real estate owned by Chem-Met, and (iii) $3,000,000 paid in the form of 1,500,000 shares of Common Stock, paid to the ALS Trust at closing; however, if the ALS Trust owns any of such shares of Common Stock at the end of eighteen (18) months from the June 1, 1999, closing date (the "Guarantee Period") and the market value (as determined below) per share of Common Stock at the end of the Guarantee Period is less than $2.00 per share, the Company shall pay the ALS Trust, within ten (10) business days after the end of the Guarantee Period, an amount equal to the sum determined by multiplying the number of shares of Common Stock issued to the ALS Trust under the Stock Purchase Agreements that are still owned by the ALS Trust at the end of the Guarantee Period by $2.00 less the market value (as determined below) of such shares of Common Stock owned by the ALS Trust at the end of the Guarantee Period, with such amount, if any, payable by the Company to the ALS Trust, at the Company's option, in cash or in Common Stock or a combination thereof. Notwithstanding anything to the contrary, the aggregate number of shares of Common Stock issued or issuable under the Stock Purchase Agreements for any reason whatsoever shall not exceed eighteen percent (18%) of the number of issued and outstanding shares of Common Stock on the date immediately preceding the June 1, 1999, closing date. The market value of each share of Common Stock at the end of the Guarantee Period shall be determined based on the average of the closing sale price per share of Common Stock as reported on the NASDAQ SmallCap Market ("NASDAQ") for the five (5) consecutive trading days ending with the trading day immediately prior to the end of the Guarantee Period. Under the Company's loan agreement, the Company may only pay any such amount due the ALS Trust at the end of the Guarantee Period in Common Stock unless the lender agrees that the Company may satisfy all or part of such in cash.

Pursuant to the terms of the Stock Purchase Agreements, for a period of thirty (30) calendar days prior to the end of the Guarantee Period, (i) the TPS Trust, ALS Trust, Mr. Sullivan and ALS shall not, directly or indirectly, or in conjunction with or through any other person, firm, corporation, entity, partnership, company or association, sell or dispose of or otherwise transfer any shares of Common Stock, or other securities of the Company, and
(ii) the Company shall not, and shall cause its directors to not, buy or otherwise acquire any shares of Common Stock over the NASDAQ (other than in connection with the exercise of any outstanding warrants or the conversion of any outstanding options or convertible securities of the Company, or in connection with an underwritten public offering of Common Stock).

In connection with the Stock Purchase Agreements, the ALS Trust, the TPS Trust, ALS and Mr. Sullivan agreed that for a period of two
(2) years from the date of Closing, none of them shall without the prior consent of the Board of Directors of the Company (i) acquire or permit any of their affiliates to acquire beneficial ownership of any voting securities of the Company or any rights or option to acquire voting securities of the Company or any securities convertible into any voting securities of the Company, with the exception that Michael F. Sullivan and Patrick Sullivan, sons of Mr. Sullivan and ALS, may acquire shares of Common Stock; (ii) solicit, or encourage any solicitation of, or permit any of their affiliates to solicit, or encourage any solicitation of, (a) proxies with respect to voting securities of the Company, or (b) tender or exchange offers for voting securities of the Company or
(c) any election contest relating to the election of directors of the Company; or (iii) take any action to acquire or affect the control of the Company, except that under the Stock Purchase Agreements, it is recognized that the Sullivan Trusts have the right to select one nominee to the Board of Directors of the Company under certain limited conditions. In connection with the closing of the Stock Purchase Agreements, a new seat was created on the Board of Directors of the Company and Mr. Sullivan was appointed to fill such vacant seat. Mr. Sullivan was also appointed at such time to the Stock Option and Compensation Committee.

The cash portion of the purchase price for Chem-Con and Chem-Met were obtained through borrowing from the Company's primary lender. In connection with the closing, using funds borrowed from the Company's primary lender, the Company paid an aggregate of approximately $3,842,560 to satisfy certain obligations of Chem-Met.

The principal businesses of Chem-Con and Chem-Met are the collection, treatment, and recycling of industrial and hazardous waste, including waste oils, water and miscellaneous solid waste. Chemical Florida operates a permitted treatment and storage facility and transfer station that also serves as the base for a private trucking fleet; Chemical Georgia treats hazardous waste and recycles solvents and Chem-Met treats and stabilizes inorganic wastes and maintains a government services division that is focused principally on the Defense Revitalization and Marketing Services market. The Company intends to continue using the Chem-Con and Chem-Met facilities for substantially the same purposes as such were being used prior to the acquisition by the Company.

RBB Bank Aktiengesellschaft:

On July 17, 1996, we issued to RBB Bank 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock ("Series 3
Preferred") at a price of $1,000 per share, for an aggregate sales price of $5,500,000. As part of the sale of the Series 3
Preferred, the Company also issued to RBB Bank two (2) Common Stock purchase warrants entitling RBB Bank to purchase, after December 31, 1996, until July 18, 2001, an aggregate of up to 2,000,000 shares of Common Stock, with 1,000,000 shares exercisable at an exercise price equal to $2.00 per share and 1,000,000 shares exercisable at an exercise price equal to $3.50 per share. The sale to RBB Bank of the Series 3 Preferred was made in a private placement under Sections 4(2) and/or 3(b) and/or Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Series 3 Preferred accrues dividends on a cumulative basis at a rate of six percent (6%) per annum, and is payable semi-annually when and as declared by the Board of Directors. Dividends shall be paid, at the Company's option, in the form of cash or Common Stock. The holder of the Series 3 Preferred could convert the Series 3 Preferred into Common Stock of the Company based on the product of (i) the average closing bid quotation for the five
(5) trading days immediately preceding the conversion date multiplied by
(ii) seventy-five percent (75%). The conversion price was a minimum of $.75 per share or a maximum of $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, after July 1, 1996, the Company sustained a net loss, on a consolidated basis, in each of two
(2) consecutive quarters. At no time shall a quarter that has already been considered in such determination be considered in any subsequent determination. As a result of the net loss recorded for each of the two consecutive quarters (first and second quarter of 1997) the minimum conversion price was reduced by $.25 per share to $.50 per share, effective July 1, 1997. The Common Stock issuable on the conversion of the Series 3 Preferred was subject to certain registration rights pursuant to the subscription agreement. The accrued dividends for the period July 1, 1997, through December 31, 1997, in the amount of approximately $121,000 were paid in January
1998, in the form of 54,528 shares of Common Stock of the Company.
The accrued dividends for the period January 1, 1998, through June
30, 1998, in the amount of approximately $119,000 were paid in July
1998, in the form of 62,027 shares of Common Stock of the Company.
The accrued dividends for the period July 1, 1998, through December
31, 1998, in the amount of approximately $121,000 were paid in January 1999, in the form of cash.

On or about June 11, 1997, the Company issued to RBB Bank 2,500 shares of newly-created Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $2,500,000. The sale to RBB Bank was made in a private placement under Sections 4(2) and/or
3(b) and/or Rule 506 of Regulation D under the Securities Act, pursuant to the terms of a Subscription and Purchase Agreement, dated June 9, 1997, between the Company and RBB Bank ("Subscription Agreement"). The Series 4 Preferred had a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 4 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid dividends accrued thereon. The Series 4 Preferred accrued dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value ("Dividend Rate"), and was payable semi-annually when and as declared by the Board of Directors. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 4 Preferred were paid or set aside for payment. Dividends were paid, at the Companyh's option, in the form of cash or Common Stock. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) four percent (4%) of $1,000 divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the applicable dividend declaration date, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend was paid and the denominator of which is 365.

The Series 4 Preferred was convertible into Common Stock at a conversion price per share of the lesser of (a) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (b) $1.6875. The Company had the option to redeem the shares of Series 4 Preferred (a) between June 11, 1998, and June 11, 2001, at a redemption price of $1,300 per share if at any time the average closing bid price of the Common Stock for ten consecutive trading days is in excess of $4.00, and (b) after June 11, 2001, at a redemption price of $1,000 per share. The holder of the Series 4 Preferred had the option to convert the Series 4 Preferred prior to redemption by the Company.

As part of the sale of the Series 4 Preferred, the Company also issued to RBB Bank two Common Stock purchase warrants (collectively, the "Series 4 Warrants ") entitling RBB Bank to purchase, after
December 31, 1997, and until June 9, 2000, an aggregate of up to 375,000 shares of Common Stock, subject to certain anti-dilution provisions, with 187,500 shares exercisable at a price equal to $2.10 per share and 187,500 shares exercisable at a price equal to $2.50 per share. A certain number of shares of Common Stock issuable on the conversion of the Series 4 Preferred and on the exercise of the Warrants are subject to certain registration rights pursuant to the Subscription Agreement.

Effective September 16, 1997, the Company entered into an Exchange Agreement with RBB Bank ("Series 4 Exchange Agreement") which provided that the 2,500 shares of Series 4 Preferred and the Series 4 Warrants were tendered to the Company in exchange for (i) 2,500 shares of a newly created Series 6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred"), (ii) two warrants each to purchase 187,500 shares of Common Stock exercisable at $1.8125 per share, and (iii) one warrant to purchase 281,250 shares of Common Stock exercisable at $2.125 per share (collectively, the "Series 6 Warrants"). The
Series 6 Warrants are for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000.

The conversion price of the Series 6 Preferred was $1.8125 per share, unless the closing bid quotation of the Common Stock was lower than $2.50 in twenty (20) out of any thirty (30) consecutive trading days after March 1, 1998, in which case, the conversion price per share was to be the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.8125. The remaining terms of the Series 6 Preferred were substantially the same as the terms of the Series 4 Preferred. No shares of the Series 6 Preferred were converted.

Effective February 28, 1998, the Company entered into an Exchange Agreement with RBB Bank (the "Series 6 Exchange Agreement"), which provided that the 2,500 shares of Series 6 Preferred were tendered to the Company in exchange for 2,500 of a newly-created Series 8 Class H Preferred Stock, par value $.001 per share ("Series 8 Preferred"). The exchange was made in an exchange offer exempt from registration pursuant to Section 3(a)(9) of the Securities Act, and/or Section 4(2) of the Securities Act and/or Regulation D as promulgated under the Securities Act. The Series 8 Preferred was issued to RBB Bank during July 1998.

The rights under the Series 8 Preferred were the same as the rights under the Series 6 Preferred, except for the conversion price. The Series 8 Preferred was convertible at $1.8125 per share, except that, in the event the average closing bid price reported in the over-the-counter market, or the closing sale price if listed on a national securities exchange for the five (5) trading days prior to a particular date of conversion, were less than $2.50, the conversion price for only that particular conversion was to be the average of the closing bid quotations of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately proceeding the date of such particular conversion notice provided by the holder to the Company multiplied by 80%.

The terms of the Series 8 Preferred included a liquidation preference over the Company's Common Stock equal to $1,000 consideration per outstanding share of Series 8 Preferred (the "Series 8 Liquidation Value"), plus an amount equal to all accrued and unpaid dividends. The Series 8 Preferred accrued dividends on a cumulative basis at a rate of four percent (4%) per annum of the Series 8 Liquidation Value ("Series 8 Dividend Rate"), and were payable semi-annually when and as declared by the Board of Directors. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 8 Preferred were paid or set aside for payment. Dividends could be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) the Series 8 Dividend Rate divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the date the dividend is declared, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365.

Except for the exchange of the Series 6 Preferred for the Series 8 Preferred, the Series 6 Exchange Agreement did not terminate the Series 4 Exchange Agreement. In addition, the Series 6 Warrants were not affected by the Series 6 Exchange Agreement. The Company paid to RBB Bank the dividends on the Series 6 Preferred which accrued from the date of its issuance through February 28, 1998, the effective date of the Series 6 Exchange Agreement by issuing to RBB Bank 7,652 shares of Common Stock in payment of such accrued dividends. By letter dated July 14, 1998, RBB Bank agreed to waive certain penalties regarding the Series 4 Preferred and Series 6 Preferred. The accrued dividends for the period July 1, 1997, through December 31, 1997, for the Series 4 and Series 6 Preferred, total approximately $55,000, which were paid in January 1998, in the form of 27,377 shares of Common Stock of the Company. The accrued dividends for the Series 6 Preferred and 8 Preferred for the period January 1, 1998, through June 30, 1998, in the amount of approximately $49,000, were paid in July 1998, in the form of 25, 072 shares of Common Stock of the Company. The accrued dividends for the Series 8 Preferred for the period July 1, 1998, through December 31, 1998, in the amount of approximately $50,000, were paid in February 1999, the form of 38,046 shares of Common Stock of the Company.

On or about June 30, 1998, the Company issued to RBB Bank, 3,000 shares of newly-created Series 10 Class J Convertible Preferred
Stock, par value $.001 per share ("Series 10 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $3,000,000. The sale to RBB Bank was made in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act, pursuant to the terms of a Subscription and Purchase Agreement, dated June 30, 1998 between the Company and RBB Bank ("Series 10 Subscription Agreement"). The net proceeds of $2,653,000 from this private placement, after the deduction for certain fees and expenses, was received by the Company on July 14, 1998. The Series 10 Preferred had a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 10 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid and accrued dividends thereon. The Series 10 Preferred accrued dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value ("Dividend Rate"), which were payable semi-annually within ten (10) business days after each subsequent June 30 and December 31 (each a "Dividend Declaration Date"), and were payable in cash or shares of the Company's Common Stock at the Company's option. The first Dividend Declaration Date was December 31, 1998. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 10 Preferred were paid or set aside for payment. Dividends could be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediate prior to the date the dividend was declared, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365.

The holder of the Series 10 Preferred could convert into Common Stock any or all of the Series 10 Preferred on and after 180 days after June 30, 1998 (December 28, 1998). The conversion price per outstanding share of Preferred Stock ("Series 10 Conversion Price") was $1.875; except that if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but was listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date on which the holder notified the Company of a conversion ("Series 10 Conversion Date") was less than $2.34, then the Series 10 Conversion Price for that particular conversion was to be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ (or if the Common Stock was not listed for trading on the NASDAQ but is listed for trading on a national securities exchange then eighty percent (80%) of the average of the closing bid price of the Common Stock on the national securities exchange) for the five (5) trading days immediately prior to the particular Series 10 Conversion Date. During 1999, 748 shares of the Series 10 Preferred were converted into 971,429 shares of Common Stock.

As part of the sale of the Series 10 Preferred, the Company also issued to RBB Bank (a) a warrant entitling the holder to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock expiring three (3) years after June 30, 1998 and (b) a warrant entitling the holder to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $1.875 per share of Common Stock and expiring three (3) years after June 30, 1998. Collectively, these warrants are referred to herein as the "Series 10 RBB Warrants." The Common Stock issuable upon the conversion of the Series 10 Preferred and upon the exercise of the Series 10 RBB Warrants is subject to certain registration rights pursuant to the Series 10 Subscription Agreement.

In connection with the placement of Series 10 Preferred to RBB Bank, the Company paid fees (excluding legal and accounting) of $210,000 and issued to (a) Liviakis Financial Communications, Inc. ("Liviakis") for assistance with the placement of the Series 10 Preferred, warrants entitling the holder to purchase up to an aggregate of 1,875,000 shares of Common Stock, subject to certain anti-dilution provisions, at an exercise price of $1.875 per share of Common Stock which warrants may be exercised after January 15, 1999, and which expire after four (4) years; (b) Robert B. Prag, an executive officer of Liviakis for assistance with the placement of the Series 10 Preferred, warrants entitling the holder to purchase up to an aggregate of 625,000 shares of Common Stock, subject to certain anti-dilution provisions, at an exercise price of $1.875 per share of Common Stock, which warrants may be exercised after January 15, 1999, and which expire after four (4) years; (c) JW Genesis Financial Corporation for assistance with the placement of the Series 10 Preferred, warrants entitling the holder to purchase up to an aggregate of 150,000 shares of Common Stock, subject to certain anti-dilution provisions, at an exercise price of $1.875 per share of Common Stock, which warrants expire after three (3) years; and (d) Fontenoy Investments for assistance with the placement of the Series 10 Preferred, warrants entitling the holder to purchase up to an aggregate of 350,000 shares of Common Stock, subject to certain anti-dilution provisions, at an exercise price of $1.875 per share of Common Stock, which warrants expire after three (3) years. Under the terms of each warrant, the holder is entitled to certain registration rights with respect to the shares of Common Stock issuable on the exercise of each warrant.

In March, 1999, the Company entered into an Exchange Agreement dated March 19, 1999, with Liviakis and Prag whereby the warrants described in the preceding paragraph for the purchase of 2,500,000 shares of Common Stock (1,875,000 and 625,000 respectively) were canceled and exchanged for 200,000 shares of Common Stock.

The accrued dividends for the Series 10 Preferred for the period July 14, 1998, through December 31, 1998, in the amount of approximately $56,000, were paid in February 1999, in the form of 42,430 shares of Common Stock of the Company. Regarding the Series 10 Preferred, the Company recognized a dividend in the total amount of $750,000, with approximately $383,000 recorded in the third quarter of 1998 and $367,000 recorded in the fourth quarter of 1998.

July 1999 Exchange Agreements:

On July 15, 1999, the Company and RBB Bank entered into (i) an Exchange Agreement, dated July 15, 1999 ("Series 3 Exchange Agreement"), pursuant to which the 1,769 outstanding shares of Series 3 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 11 Class K Convertible Preferred Stock par value $.001 per share ("Series 11 Preferred"); (ii) an Exchange Agreement, dated July 15, 1999 ("Series 8 Exchange Agreement"), pursuant to which the outstanding shares of Series 8 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 12 Class L Convertible Preferred Stock, par value $.001 per share ("Series 12 Preferred"); and (iii) an Exchange Agreement, dated July 15, 1999 ("Series 10 Exchange Agreement"), pursuant to which the outstanding shares of Series 10 Preferred Stock, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 13 Class M Convertible Preferred Stock, par value $.001 per share ("Series 13 Preferred").

The exchanges of the Series 11 Preferred, Series 12 Preferred, and Series 13 Preferred to RBB Bank were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the newly issued securities are substantially the same as the series for which each was exchanged with the exception of certain differences as described hereafter.

Redemption Terms of Series 8 Preferred and Series 12 Preferred:

The Series 8 Preferred was redeemable by the Company (a) within four (4) years from June 9, 1997 at $1,300 per share when the average of the closing bid price of the Common Stock for ten (10) consecutive days is in excess of $4.00 per share as quoted on the NASDAQ and (b) at $1,000 per share after four years from June 9, 1997. The Company had to provide thirty (30) days notice to the Series 8 Preferred holder prior to any date stipulated by the Company for redemption and at such time, the Series 8 Preferred holder has the option of converting the shares which are to be redeemed.

Under the terms of the Series 12 Preferred, the Company is permitted to redeem up to 300 shares of Series 12 Preferred for $1,000 per share, or an aggregate of $300,000, provided that any such redemption must occur within 120 days of issuance of the Series 12 Preferred. On July 15, 1999, the Company redeemed 300 shares of Series 12 Preferred leaving 616 shares of Series 12 Preferred issued and outstanding.


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
Redemption Terms of Series 10 Preferred and Series 13 Preferred:

The Series 10 was not redeemable by the Company. Under the terms of the Series 13 Preferred, the Company is permitted to redeem up to 450 shares of Series 13 Preferred for $1,000 per share, or an aggregate of $450,000, provided that any such redemption must occur within 120 days of issuance of the Series 13 Preferred. On July 15, 1999, the Company redeemed 450 shares of Series 13 Preferred leaving 1,802 shares of Series 13 Preferred issued and outstanding.

Other Differences:

In addition to the different redemption terms for the Series 12 Preferred and the Series 13 Preferred described above, the Series 11 Preferred, Series 12 Preferred and Series 13 Preferred (collectively, the "July 1999 Exchange Preferred") each contain provisions, described hereafter, which are different from those provisions in the Series 3 Preferred, Series 8 Preferred and Series 10 Preferred, as applicable.

*    RBB Bank may make no conversions of the July 1999 Exchange
     Preferred for 12 months from July 15, 1999.

* Each of the July 1999 Exchange Preferred has a minimum conversion price of $1.50 per share for a 24 month period from July 15, 1999.

* For 12 months from July 15, 1999, the Company may redeem at any time and from time to time any of the July 1999 Exchange Preferred held by RBB Bank at 110% of its "stated value" of $1,000 per share. Thereafter, the Company may redeem at any time and from time to time any of such July 1999 Exchange Preferred at 120% of its "stated value" of $1,000 per share. After 12 months from July 15, 1999, upon any notice of redemption, RBB shall have only 5 business days to exercise its conversion rights regarding the redeemed shares. For 12 months from July 15, 1999, RBB Bank cannot elect to convert shares of July 1999 Exchange Preferred even if the Company redeems such shares of July 1999 Exchange Preferred.

August 1999 Exchange Agreements:

On August 3, 1999, the Company and RBB Bank entered into (i) an Exchange Agreement, dated August 3, 1999 ("Series 11 Exchange Agreement"), pursuant to which the 1,769 outstanding shares of Series 11 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 14 Class N Convertible Preferred Stock par value $.001 per share ("Series 14 Preferred"); (ii) an Exchange Agreement, dated
August 3, 1999 ("Series 12 Exchange Agreement"), pursuant to which the 616 outstanding shares of Series 12 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 15 Class O Convertible Preferred Stock, par value $.001 per share ("Series 15 Preferred"); and (iii) an Exchange Agreement, dated August 3, 1999 ("Series 13 Exchange Agreement"), pursuant to which the 1,802 outstanding shares of Series 13 Preferred Stock, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 16 Class P Convertible Preferred Stock, par value $.001 per share ("Series 16 Preferred").

The exchange of the Series 14 Preferred, Series 15 Preferred, and Series 16 Preferred (collectively, the "August 1999 Exchange Preferred") to RBB Bank were made in private placements under
Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of each of the August 1999 Exchange Preferred are substantially identical to the particular July 1999 Exchange Preferred for which each was exchanged except that the July 15 dates as described above in connection with the July 1999 Exchange Preferred were changed to April 20 and certain registration rights were granted regarding the shares of Common Stock issuable under the August 1999 Exchange Preferred. Therefore, (i) RBB Bank may make no conversions of the August 1999 Exchange Preferred for 12 months from April 20, 1999;
(ii) each of the August 1999 Exchange Preferred has a minimum conversion price of $1.50 per share for a 24 month period from April 20, 1999; (iii) for 12 months from April 20, 1999, the
Company may redeem at any time and from time to time any of the August 1999 Exchange Preferred held by RBB Bank at 110% of its

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
"stated value" of $1,000 per share; and (iv) if the Company does not register with the Commission the Common Stock issuable upon conversion of the August 1999 Exchange Preferred by January 31,
2000, the Company agrees to pay to RBB Bank a penalty in an amount equal to two percent of the product of (a) the number of shares of such August 1999 Exchange Preferred then outstanding times (b) $1,000, payable in cash. The Company further agreed that for each month thereafter which terminates without such registration statement being declared effective by the Commission before the end of the last day thereof, the Company shall pay to RBB Bank a penalty in an amount equal to two percent of the product of (a) the number of shares of August 1999 Exchange Preferred then outstanding times (b) $1,000, payable in cash. After twelve months from April 20, 1999, the Company may redeem at any time and from time to time any of such August 1999 Exchange Preferred at 120% of its "stated value" of $1,000 per and, upon any notice of redemption, RBB Bank shall have five business days to exercise its conversion rights regarding the redeemed shares. During the 12 months after April 20, 1999, RBB Bank cannot elect to convert shares of August 1999
Exchange Preferred even if the Company redeems such shares of August 1999 Exchange Preferred.

The Company believes that each of the transactions set forth above involving affiliates, officers or Directors of the Company was or is on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. The Company has adopted a policy that any transactions or loans between the Company and its Directors, principal stockholders or affiliates must be approved by a majority of the disinterested Directors of the Company and must be on terms no less favorable to the Company than those obtainable from unaffiliated third parties.

Potential Change in Control

RBB Bank has the right to acquire an aggregate of approximately
5,797,583 additional shares of Common Stock, consisting of (i)
1,179,333 shares upon conversion of the issued and outstanding
Series 14 Preferred (assuming conversion occurs between April 20,
2000 and April 20, 2001, during which period a set conversion price of $1.50 is in effect) and (ii) 410,667 shares upon conversion of the issued and outstanding Series 15 Preferred (assuming conversion occurs at the conversion price of $1.50 per share, which is the minimum conversion price between April 20, 2000 and April 20, 2001)
(iii) 1,201,333 shares upon conversion of the issued and outstanding
Series 16 Preferred (assuming conversion occurs at the conversion price of $1.50 per share which is the minimum conversion price between April 20, 2000 and April 20, 2001) and (iv) 3,006,250 shares upon the exercise of the RBB Series 3 Warrants, RBB Series 4 Warrants and RBB Series 10 Warrants. Upon such conversion and exercise, RBB Bank would own approximately 47.74% of the outstanding shares of Common Stock of the Company, which includes the 6,751,482 shares of Common Stock directly held by RBB Bank as of November 15, 1999, but does not include the shares of Common Stock which are issuable for payment of dividends on the various series of preferred stock held by RBB Bank. The foregoing estimate assumes that no other shares of Common Stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of Common Stock as Treasury Stock, and RBB Bank does not dispose of any shares of Common Stock.

If RBB Bank were to acquire the shares of Common Stock as described in the previous paragraph, RBB Bank will be the largest single shareholder of the Company, and the Company may not be able to avoid an actual change in control of the Company if RBB Bank seeks such a change in control. Moreover, if such conversion and exercise results in RBB Bank acquiring more than 50% of the then outstanding Common Stock of the Company, the Company would not be able to avoid a change in control. The foregoing estimates assume that no other shares of Common Stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of Common Stock as Treasury Stock, and RBB Bank does not dispose of any shares of Common Stock. See "Certain Relationships and Related Transactions."

  PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the Stockholders, the Board of Directors has reappointed BDO Seidman, LLP ("BDO Seidman") as independent accountants to audit the consolidated financial statements of the Company for fiscal year 1999. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

BDO Seidman has been the Company's independent accountant since December 18, 1996, when the Board of Directors approved the employment of BDO Seidman as the Company's independent auditors.


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
During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging BDO Seidman, neither the Company nor any one on its behalf consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2000 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 2000 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than July 13, 2000. Any stockholder proposal submitted with respect to the Company's 2000 Annual Meeting of Stockholders which proposal is received by the Company after September 26, 2000 will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange
Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville,
Florida 32653.

                          OTHER MATTERS

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual
Meeting of Stockholders, Proxy Statement and accompanying Proxy
Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K

The Company will provide, without charge, to each stockholder solicited to vote at the Meeting, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company's Chief Financial Officer at 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

                                        Order of the Board of Directors


                                        Richard T. Kelecy
                                        Secretary
                                        Gainesville, Florida
                                        November 10, 1999



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